UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AmNet Mortgage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Message on the page of the AmNet Mortgage, Inc. and American Mortgage Network, Inc. websites dedicated to documents relating to the proposed merger of Wachovia and AmNet.

INFORMATION ABOUT THE PROPOSED WACHOVIA/AMNET MERGER

Welcome. For your convenience, we are posting copies of those documents that we have filed, and will be filing, with the Securities and Exchange Commission (“SEC”) about AmNet’s proposed merger with Wachovia.

If you are an AmNet employee, you may have been provided with additional information regarding how your questions might be answered within the Company.

Before you read any of these documents, we draw your attention to the following important information about all of the documents posted on this page of our Website:

Forward-Looking Statements

The documents on this page of our website include “forward-looking statements.”  The forward-looking statements contained herein include statements about the consummation of the proposed acquisition of AmNet Mortgage by Wachovia and the benefits of the proposed acquisition.  These statements are subject to inherent risks with regard to the satisfaction of the conditions to the closing of the acquisition and the timing of the closing if it occurs.  Additional information relating to the uncertainty affecting AmNet Mortgage’s business is contained in AmNet Mortgage’s filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement was made, and AmNet Mortgage and Wachovia do not undertake any obligation to (and expressly disclaims any such obligation to) update any forward-looking statement to reflect events or circumstances after the date on which such statement was made, or to reflect the occurrence of unanticipated events.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, AmNet Mortgage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by AmNet Mortgage with the Securities and Exchange Commission may also be obtained from AmNet Mortgage by directing a request to Investor Relations, AmNet Mortgage, Inc.,

10421 Wateridge Circle, Suite 250 San Diego, CA, 92121 (email address: IR@amnetmortgageinc.com).

AmNet Mortgage and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from AmNet Mortgage’s stockholders in favor of the proposed merger.  Information regarding the identity of these persons is set forth in a Schedule 14A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005 relating to AmNet Mortgage’s 2005 annual meeting of stockholders and a Form 10-K/A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005, both of which are available free of charge from the Securities and Exchange Commission or from AmNet Mortgage, as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by AmNet Mortgage with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from AmNet Mortgage as indicated above.